                                                                    EXHIBIT 12.1



                       EXTENDICARE HEALTH SERVICES, INC.



                       RATIO OF EARNINGS TO FIXED CHARGES


                 (DOLLARS IN THOUSANDS UNLESS OTHERWISE NOTED)



                                                                   YEAR ENDED DECEMBER 31,
                                                                -----------------------------
                                                                 1997       1996       1995
                                                                -------    -------    -------
Fixed charges
  Interest, expense.........................................    $25,519    $19,561    $16,078
  add: capitalized interest.................................        825        384        679
       deferred financing charges...........................        577        449        457
                                                                -------    -------    -------
  Interest on indebtedness..................................     26,921     20,394     17,214
  Proportion of rents representative of the interest
     factors................................................      3,064      2,627      2,702
                                                                -------    -------    -------
                                                                $29,985    $23,021    $19,916
                                                                =======    =======    =======
Earnings before income taxes, minority interests and
  extraordinary items.......................................     59,130    $56,990    $42,398
add: fixed charges above....................................     29,985     23,021     19,916
deduct: capitalized interest above..........................       (825)      (384)      (679)
                                                                -------    -------    -------
Earnings for computation purposes...........................    $88,290    $79,627    $61,635
                                                                =======    =======    =======
Ratio.......................................................        2.9x       3.5x       3.1x
                                                                =======    =======    =======
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